UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) Dr. Cyrus Arman, on medical leave since May 18, 2023, after serving as the President and principal executive officer of CytoDyn Inc. (the “Company”) since July 9, 2022, resigned as the Company’s President and principal executive officer on July 6, 2023, and returned to the Company as its Senior Vice President, Business Operations, a nonexecutive position in which he will work reduced hours, effective July 7, 2023. Antonio Migliarese, the Company’s Chief Financial Officer, will continue to hold the position of Interim President, in which he has served since May 18, 2023. Mr. Migliarese will also serve as the Company’s principal executive officer until the executive search recently commenced by the Company’s Board of Directors results in the hiring of a new President and/or Chief Executive Officer.

Mr. Migliarese, age 40, has served as the Company’s Chief Financial Officer since May 18, 2021, and has been serving as the Company’s Interim President since May 18, 2023. Mr. Migliarese has held various positions since joining the Company in January 2020, including Corporate Controller, from April 24, 2020 to December 16, 2020, Vice President, Corporate Controller, from December 16, 2020 until May 17, 2021, and Interim President from January 24, 2022 until July 9, 2022. Prior to joining the Company, Mr. Migliarese was the Controller for Domaine Serene Vineyards and Winery, Inc., from 2018 to 2020, and Corporate Controller for Lightspeed Technologies, Inc., an R&D company and supplier of high-tech audio and video solutions to schools and similar organizations, from 2015 to 2018. Mr. Migliarese is a Certified Public Accountant and began his career in the assurance group of PricewaterhouseCoopers LLP.

Mr. Migliarese’s compensation will continue as provided in his Employment Agreement with the Company dated as of May 18, 2021, which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on October 12, 2021. There are no other arrangements or understandings between Mr. Migliarese and any other persons pursuant to which he agreed to serve as the Company’s principal executive officer on an interim basis, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Migliarese and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer.

(e)  The Company and Dr. Arman entered into an agreement in connection with his appointment as Senior Vice President, Business Operations, pursuant to which his prior employment agreement was terminated, his annual salary level was reduced to $300,000, and the restricted stock units and performance stock units granted under the terms of his prior employment agreement were forfeited. The stock option to purchase 1,575,557 shares of common stock that Dr. Arman was granted in accordance with his prior employment agreement was amended to provide for the vesting of 40% of the award on July 7, 2023, with the balance vesting in six equal monthly installments beginning August 9, 2023, assuming continuous service to the Company through the applicable vesting date.

Item 7.01 Regulation FD Disclosure.

The Company also announced in the press release issued on July 11, 2023, that it has filed a supplemental Statement of Claim and formally requested a hearing date in its litigation proceeding against Amarex Clinical Research LLC (“Amarex”), the Company’s former Contract Research Organization (“CRO”).

A copy of a press release issued by the Company on July 11, 2023, which also addresses Dr. Arman’s return to the Company, is furnished as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is furnished as part of this report.

Exhibit Number	Description
99.1	Press release dated July 11, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: July 11, 2023	By	/s/ Antonio Migliarese
Antonio Migliarese
Interim President and Chief Financial Officer